UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2026

Summit Therapeutics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36866	37-1979717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Brickell Key Drive, Suite 1000, Miami, FL	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 203-2034

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	SMMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2026, Summit Therapeutics Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with AstraZeneca Holdings B.V. (the “Investor”), a subsidiary of AstraZeneca plc, for the issuance and sale by the Company of 108,955.3686 shares (the “Preferred Shares”) of the Company’s newly designated Class A Convertible Preferred Stock, par value $0.01 per share (the “Class A Preferred Stock”), at a purchase price of $18,356.14 per Preferred Share, for aggregate gross proceeds to the Company of $2.0 billion (the “Private Placement”). Each share of Class A Preferred Stock will be convertible into 1,000 shares (the “Conversion Ratio”) of Common Stock of the Company, par value $0.01 per share (the “Common Stock”). The Class A Preferred Stock purchase price is based on a price per share of Common Stock of $18.3561. For a description of the terms of the Class A Preferred Stock, see Item 5.03 below.

The closing of the Private Placement is expected to occur within five business days of the date of the Purchase Agreement, subject to the satisfaction of certain customary closing conditions. The Purchase Agreement contains customary representations, warranties and covenants by the Company, customary indemnification obligations of the Company, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties. The Purchase Agreement also provides the Investor with certain preemptive rights, as well as certain rights in the event a third party submits an acquisition proposal to the Company, in each case as provided in the Purchase Agreement.

The Preferred Shares issuable pursuant to the Purchase Agreement and any shares of Common Stock issuable upon the conversion of the Preferred Shares (the “Conversion Shares”) will be issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. The Company is relying on these exemptions from registration based in part on representations made by the Investor.

In connection with the closing of the Private Placement, the Company will enter into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). The Registration Rights Agreement provides, among other things, that the Company will as soon as reasonably practicable, and in any event by no later than 60 days after the closing of the Private Placement, file with the Securities and Exchange Commission (the “SEC”) a registration statement registering the resale of the Conversion Shares. The Company has agreed to use its reasonable best efforts to have such registration statement declared effective as soon as practicable after the filing thereof.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the form of Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Private Placement is incorporated by reference in this Item 3.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Private Placement, on September 28, 2026, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware (the “Certificate of Designation”). The Certificate of Designation authorizes the issuance of 108,956 shares of Class A Convertible Preferred Stock. The following is a description of the material terms of the Class A Preferred Stock as set forth in the Certificate of Designation.

Conversion. The Class A Preferred Stock will be convertible at the option of the holder into a number of shares of Common Stock equal to the Conversion Ratio, provided that no holder shall have the right to exercise such conversion right until the later of (i) if applicable, the expiration or termination of any applicable waiting period (or any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder and (ii) the effectiveness of the amendment to the Company’s Restated Certificate of Incorporation, as amended, increasing the number of shares of the Common Stock that the Company is authorized to issue to a number sufficient to permit the issuance in full of the shares of Common Stock issuable upon conversion of the shares of Class A Preferred Stock (the “Authorized Share Increase Charter Amendment”). The Class A Preferred Stock will also convert automatically upon a Change of Control and a Qualified Sale (each as defined in the Certificate of Designation), subject to the terms and conditions of the Certificate of Designation.

Dividends. Each holder of Class A Preferred Stock will be entitled to receive dividends in the same manner as holders of Common Stock, as determined on an as-converted basis, as if all outstanding shares of Class A Preferred Stock had been converted pursuant to the terms of the Certificate of Designation as of immediately prior to the record date of the applicable dividend.

Voting Rights. Except as otherwise required by law, the Class A Preferred Stock will have no voting rights. The Company may not alter or change adversely the powers, preferences or rights of the Class A Preferred Stock or alter or amend the Certificate of Designation without the affirmative vote or consent of a majority of the outstanding shares of Class A Preferred Stock.

Dissolution, Liquidation or Winding Up. In connection with a dissolution, liquidation or winding up of the Company, distributions to the stockholders of the Company will be made among the holders of Class A Preferred Stock and Common Stock pro rata in proportion to the number of shares held by each such holder, with shares of Class A Preferred Stock treated as if they had been converted to Common Stock pursuant to the terms of the Certificate of Designation immediately prior to such event (provided that holders of the Class A Preferred Stock shall be entitled to receive a cash payment in the amount of $0.01 per share of Class A Preferred Stock prior to the pro rata distribution).

Redemption. If the Authorized Share Increase Charter Amendment has not become effective within 18 months of the date on which the shares of Class A Preferred Stock are initially issued (the “Amendment Deadline”), the Company is required to redeem all outstanding shares of Class A Preferred Stock for cash at a redemption price reflecting the then-prevailing market value of the Common Stock underlying the Preferred Shares, calculated as set forth in the Certificate of Designation. The redemption price will be payable on or before the fifth business day after the Amendment Deadline.

The foregoing description of the Class A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Items.

On September 28, 2026, the Company issued a press release announcing the Private Placement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On September 28, 2026, a Subsidiary of the Company entered into a separate clinical trial collaboration agreement with the Investor to evaluate sonesitatug vedotin (sone-ve) in combination with ivonescimab.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation

10.1	Securities Purchase Agreement, dated September 28, 2026, by and between Summit Therapeutics Inc. and AstraZeneca Holdings B.V.

10.2†	Form of Registration Rights Agreement

99.1	Press Release dated September 28, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “suggest,” “target,” “on track,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this Current Report on Form 8-K are forward-looking statements. These forward-looking statements include, but are not limited to, statements about: the risk that the Private Placement does not close on the anticipated timeline or at all, including because required regulatory clearances are not obtained or other closing conditions are not satisfied; dilution to existing stockholders, and potential adverse effects on the market price of the Company’s common stock, including from future sales by the Investor; the Company’s broad discretion over the use of proceeds, and the possibility that the proceeds will not be sufficient to fund operations as long as anticipated; the Investor’s ownership and contractual rights, including Third Party acquisition participation, and registration rights, and potential conflicts of interest; the completion of the Private Placement does not depend on the parties entering into a definitive collaboration agreement; uncertainties inherent in clinical development, including trial design, regulatory feedback, enrollment, timing, cost, and the possibility that the proposed clinical trials do not show favorable safety or efficacy; the possibility that earlier or preliminary results are not predictive of future results; the risk that regulatory authorities do not approve ivonescimab alone or in combination, on a timely basis or at all; the Company’s reliance on the Investor for the supply of the Investor’s products and other contributions to the clinical trials; risks relating to intellectual property, data ownership, and data-sharing under any collaboration; the possibility that any collaboration is modified, suspended, or terminated; competition, including from the Investor or its other collaborators; and the Company’s need for additional capital. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC. Any forward-looking statements that the Company makes in this Current Report on Form 8-K are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this Current Report on Form 8-K. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT THERAPEUTICS INC.

Date: September 28, 2026	By:	/s/ Manmeet S. Soni
Chief Operating Officer, Chief Financial Officer and Director
(Principal Financial Officer)